FEDERAL RESERVE BANK *of* CLEVELAND

Jason E. Tarnowski
Assistant Vice President
Supervision and Regulation Department

P.O. Box 6387
Cleveland, OH 44101-1387

216.579.2297
216.579.2932 *fax*
jtarnowski@clev.frb.org
www.clevelandfed.org

February 11, 2013

Board of Directors
Rurban Financial Corp.
Rurban Data Services, Inc.
401 Clinton Street
Defiance, Ohio 43512

Dear Board Members:

This is to inform you that Rurban Financial Corp. (RFC) and Rurbanc Data Services, Inc. (RDSI) have satisfied the provisions of the Cease and Desist Order (C&D) executed by the Board of Governors of the Federal Reserve System dated March 9, 2011. The Federal Reserve Bank of Cleveland (Reserve Bank), under delegated authority of the Board of Governors of the Federal Reserve System, has terminated the C&D effective February 8, 2013.

Based on the October 1, 2012 inspection results of RFC, RFC will be requested to enter into an informal enforcement action with the Reserve Bank to address issues outlined in the inspection report. This action will be initiated under separate letter. If you have any questions, please contact Ryan Schilling, Banking Supervisor, at (513) 455-4406, Bryan Huddleston at (513) 455-4397, or me.

Sincerely,

Jason E. Tarnowski

JET:cr